                               THE COMPANIES LAW
                               -----------------

                           COMPANY LIMITED BY SHARES
                           -------------------------

                             AMENDED AND RESTATED

                            ARTICLES OF ASSOCIATION

                                      OF

                                  ACE LIMITED

           (as amended by Special Resolution on 14th January, 1993)
            (as amended by Special Resolution on 6th February, 1998
                       with effect from 2nd March, 1998)


1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

     "Articles" means these Articles as originally framed or as from time to time altered by Special Resolution.

     "The Auditors" means the persons for the time being performing the duties of auditors of the Company.

     "The Company" means the above named Company.

     "Controlled Shares" in reference to any person means:

          (a) all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended from time to time, of the United States of America; or

          (b) all shares of the Company directly, indirectly or beneficially owned by such person within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time, of the United States of America (including any shares beneficially owned by any group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6)
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     thereof) and the rules and regulations thereunder, as amended from time to time (including any shares that would otherwise be excluded by the provisions of Rule 13d-4 thereof);

          (c) notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the definition of Controlled Shares contained in this Article 1.

     "Debenture" means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

     "The Directors" means the directors for the time being of the Company.

     "Dividend" includes bonus.

     "Member" shall bear the meaning ascribed to it in Section 37 of the Statute.

     "Month" means calendar month.

     "Paid-up" means paid-up and/or credited as paid-up.

     "The Registered Office" means the registered office for the time being of the Company.

     "Seal" means the common seal of the Company and includes every official seal.

     "Secretary" includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

     "Special Resolution" has the same meaning as in the Statute.

     "Statute" means The Companies Law (Revised) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

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     "Written" and "In Writing" include all modes of representing or reproducing words in visible form.

     Words importing the singular number shall also include the plural number and vice-versa.

     Words importing the masculine gender shall also include the feminine gender.

     Words importing persons shall also include corporations.

                            CERTIFICATE FOR SHARES
                            ----------------------

     2. Certificates representing shares of the Company shall be in such form and may bear such legends (reflecting the terms of issue of the shares thereby represented, or any of these Articles or other relevant matters) as shall be determined by the Directors. Such certificates shall be under seal signed by a Director and countersigned by the Secretary or another Director or other authorised person. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signatures affixed by some method or system of mechanical process.

     3. Notwithstanding Article 2 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

                                ISSUE OF SHARES
                                ---------------

     4. (a) The authorised share capital shall be represented by Ordinary Shares with respective rights as set forth in Part I below, and other classes or series of Shares with respective rights

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to be determined upon the creation thereof by action of the Directors from time to time as set forth in Part II below.

                                    PART I

                                ORDINARY SHARES

     (1) Dividends. The holders of Ordinary Shares shall be entitled to receive dividends declared in accordance with the Articles set forth under the caption "Dividends and Reserve."

     (2) Liquidation. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the Ordinary Shares as to distribution on liquidation, distribution or winding up, the full amounts to which they shall be entitled, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Member or not, (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed to oversee the liquidation of the Company shall deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares.

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     (3) Voting.  Each outstanding Ordinary Share of the Company shall be entitled to one vote per share (subject to Article 46) and the holder thereof shall be entitled to notice of, to attend, and to vote at, General Meetings of the Company in accordance with the Articles set forth under the captions "Notices of General Meetings," "General Meetings," "Proceedings at General Meetings," "Votes of Members" and "Proxies".

     (4) Reservation of Ordinary Shares. Such numbers of Ordinary Shares as may from time to time be required for such purpose shall be reserved for issuance upon exercise of any options or warrants to purchase Ordinary Shares.

     (5) Preemptive Rights. No holder of Ordinary Shares of the Company shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

     (6) Redemption. Any issued and outstanding Ordinary Shares shall be redeemable in such circumstances and on such terms as shall be agreed by the Directors and the holder thereof, subject always to the laws of the Cayman Islands, and the Directors may deduct from the redemption price for such shares the aggregate amount of any outstanding debts, liabilities and engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person, whether a Member or not. Without limiting the foregoing, the Company may, from time to time, purchase or redeem all or part of the Ordinary Shares of any Member, whether or not the Company has made a similar offer to all or any of the other Members.

                                    PART II

                       OTHER CLASSES OR SERIES OF SHARES

     The Directors are authorized, without obtaining any vote or consent of the holders of any class or series of shares of the Company unless expressly provided by the terms of issue of such class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of Shares, and in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

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     (1) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Directors, and the distinctive designation thereof;

     (2) the voting powers, full or limited, if any, of the shares of that class or series;

     (3) the rights in respect of dividends on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that class or series and any limitations, restrictions or conditions on the payment of dividends;

     (4) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holders of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

     (5) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that class or series may be redeemed, and any limitations, restrictions or conditions on such redemption;

     (6) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that class or series;

     (7) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Company;

     (8) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; and

     (9) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or the provisions of this Article 4.

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          (b) In the event of any conflict, the provisions of this Article 4 shall override the provisions of any other Article of these presents.

          (c) Subject as aforesaid, the Directors may allot, issue, grant options over or otherwise dispose of any shares of the Company at such times and on such terms as they think proper.

          (d) Unless otherwise specified by the Board of Directors, any shares which have been called, redeemed or otherwise repurchased by the Company shall, unless otherwise specified by the Directors, have the status of authorised but unissued shares and may be subsequently issued for valid consideration.

          (e) The Directors shall have the fullest powers permitted by law to pay all or any redemption monies in respect of any shares out of the Company's share capital and share premium accounts.

     5. The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

                              TRANSFER OF SHARES
                              ------------------

     6. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and, in the case of a partly paid share, by the transferee) and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

     7. (a) The Directors shall have absolute discretion to decline to register a transfer of shares:

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     (i)  unless a registration statement under the Securities Act of 1933, as amended, of the United States of America is in effect with respect to such shares or a written opinion from counsel acceptable to the Directors is obtained to the effect that no such registration is required; or

     (ii) if it appears to the Directors that the effect of such transfer would be to increase the number of the Controlled Shares of any person to ten percent (10%) or any higher percentage of any class or series of the issued shares of the Company.

     In any other case, the Directors shall also have absolute discretion to decline to register any transfer of shares. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

     (b) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 7.

     8. The holder of any redeemable shares for which the Company has issued a notice of call in accordance with these Articles may not transfer such shares, whether or not the Company has yet paid the call price to the Member.

     9. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

                         VARIATION OF RIGHTS OF SHARES
                         -----------------------------

     10. (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or

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series, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

     (b) The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

     (c) Class or series meetings and class or series votes may only be called at the direction of the Directors. Nothing in this Article 10 gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote.

     11. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                           NON-RECOGNITION OF TRUSTS
                           -------------------------

     12. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

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                                LIEN ON SHARES
                                --------------

     13. The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends, redemptions or other monies payable in respect thereof.

     14. The Company may sell, in such manner as the Directors deem fit, any shares on which the Company has a lien, except as set forth in this Article
14. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made unless a sum in respect of which the lien exists is presently payable. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made until the expiration of fourteen (14) days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

     15. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     16. The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                CALL ON SHARES
                                --------------

     17. (a) The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms; and each Member shall, subject to receiving at least fourteen (14) days notice (or such shorter period of notice as may have been authorised by the terms of issue of the shares) specifying the time or times of payment, pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

     (b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

     (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     18. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

     19. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

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     20.  The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

     21. (a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven percent (7%) per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

     (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                             FORFEITURE OF SHARES
                             --------------------

     22. (a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

     (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all

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dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

     (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors deem fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

     23. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

     24. A certificate in writing under the hand of one Director and the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

     25. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                            TRANSMISSION OF SHARES
                            ----------------------

     26. In case of the death of a Member who is a natural person, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

     27. (a) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     28. A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety
(90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

               AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
             LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL
             -----------------------------------------------------

     29. (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association and may, without restricting the generality of the foregoing:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

          (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association;

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

     (c) Subject to the provisions of the Statute the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund, or any share premium account.

     30. Subject to the provisions of the Statute the Company may by Special Resolution change its name or alter its objects.

     31. Subject to the provisions of the Statute the Company may by resolution of the Directors change the location of its registered office.

               CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE
               -------------------------------------------------

     32. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make the determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten
(10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

     33. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend.

     34. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                GENERAL MEETING
                                ---------------

     35. (a) The Company shall in each year of its existence hold a general meeting as its Annual General Meeting and shall specify the meeting as such in the notices calling it. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

     (b) At these meetings the financial statements of the Company and the reports of the Directors and Auditors shall be presented and the Directors to be elected at that meeting and Auditors shall be elected for the ensuing year or until their respective successors have been elected and have qualified.

     36. (a) Except as otherwise required by law, and subject to the terms of any class or series of shares issued by the Company having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the Members of the Company may be called only by (i) the Directors or (ii) at the request in writing of Members owning at least twenty-five percent (25%) of the outstanding shares generally entitled to vote.

     (b) Any action required or permitted to be taken by the Members of the Company must be taken at a duly called annual or extraordinary general meeting of the Members of the Company and may not be taken by consent in writing or otherwise.

     (c) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 36.

                          NOTICE OF GENERAL MEETINGS
                          --------------------------

     37. Written notice of each meeting of the Members stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Member entitled to vote at such meeting. The notice of any extraordinary meeting of Members shall state the purpose or purposes for which the meeting is called.

     38. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS
                        -------------------------------

     39. (a) No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Not less than six (6) Members present in person or by proxy holding at least fifty percent (50%) of the issued and outstanding shares of the Company entitled to vote at such meeting shall be a quorum; provided, however, that no quorum shall exist for the purpose of considering or passing any Special Resolution unless the Members present in person or by proxy shall hold at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the Company entitled to vote at such meeting.

     (b) An Ordinary Resolution shall require the vote of a majority of such shares as, being entitled to do so, vote in person or by proxy at any general meeting at which the required quorum is present in person or by proxy, voting together as a single class.

     40. (a) If a Member desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Member's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Members, sixty (60) days prior to the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to a extraordinary general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Members. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Company, of the Member who intends to make the proposal or nomination;
(ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the Member. In addition, in the case of a Member's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the Member in such business.

     (b) In the case of a nomination of any person for election as a Director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons pursuant to which the nomination or nominations are to be made by the Member; (iii) such other information regarding such nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, of the United States of America, whether or not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a Director of the Company, if so elected. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

     (c) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 40.

     41. If within one hour after the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

     42. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

     43. If at any general meeting no Director is willing to act as Chairman or if no Director is present within thirty (30) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

     44. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

     45. At any general meeting a resolution put to the vote at the meeting shall be decided on a poll taken in such manner as the Chairman directs.

                               VOTES OF MEMBERS
                               ----------------

     46. (a) Subject to Article 4, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; provided that if and so long as the Controlled Shares of any person constitute ten percent (10%) or more of the issued and outstanding Ordinary Shares of the Company, each issued and outstanding Ordinary Share comprised in such Controlled Shares shall confer only a fraction of a vote according to the following formula:

     [(T divided by 10) - 1] divided by C.

     Where: "T" is the aggregate number of votes conferred by all the issued and outstanding Ordinary Shares of the Company;

              "C" is the number of the Controlled Shares of such person.

     (b) Except as may be otherwise provided by the Directors in connection with the authorization of any class or series of shares, the limitation of the foregoing Section (a) shall apply on an aggregate basis to all classes or series of shares entitled to vote that the Company may issue from time to time.

     (c) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 46.

     47. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

     48. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

     49. No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable in respect of the shares to be voted have been paid.

     50. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

     51.  Votes may be given either personally or by proxy.

                                    PROXIES
                                    -------

     52. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

     53. The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile transmission of the signed proxy or upon receipt of telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

     54. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

     55. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

     56. Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

                                   DIRECTORS
                                   ---------

     57. (a) There shall be a Board of Directors consisting of not less than three (3) or more than twenty (20) persons, provided, however, that the Company may from time to time by ordinary resolution increase or decrease the limits in the number of Directors. The Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the Directors present at a meeting at which a quorum is present, or by unanimous written consent. The Directors shall be divided into three classes, designated by Class I, Class II and Class III. At the 1993 annual general meeting of Members, Class I Directors shall be elected for a term expiring at the 1994 annual general meeting of Members, Class II Directors for a term expiring at the 1995 annual general meeting of Members and Class III Directors for a term expiring at the 1996 annual general meeting of Members. At each succeeding annual general meeting of Members, successors to Directors whose terms expire at that annual general meeting shall be of the same class as the Directors they succeed and shall be elected for three-year terms. If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Article 57, in no case shall that decrease shorten the term of any incumbent Director.

     (b) A Director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by one or more Directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual general meeting of Members and until his or her successor shall have been elected and qualified. The term of a Director elected by Members to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other Directors of the same class.

     (c)  One or more or all of the Directors of the Company may be removed
(i) with cause, by Ordinary Resolution, and (ii) without cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, at a meeting of Members for which proper notice of the proposed removal has been given.

     (d) Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Company in the manner provided in Article 40 of these Articles.

     (e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of Members, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles, including any applicable resolutions of the Directors adopted pursuant to Article 4 hereof. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those Directors, the Board of Directors shall consist of a number of Directors equal to the number of those Directors plus the number of Directors determined as provided in the first paragraph of this Article 57.

     (f) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 57.

     58. The Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Directors or of a committee.

     59. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

     60. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     61. A membership qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

     62. A Director of the Company may be or become a Director or other Officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or Officer of, or from his interest in, such other company.

     63. No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.
A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

     64. A general notice that a Director is a shareholder or member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under
Article 63 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                        POWERS AND DUTIES OF DIRECTORS
                        ------------------------------

     65. The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting; provided, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

     66. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may deem fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

     67. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

     68. The Directors shall cause Minutes to be made in books provided for the purpose:

          (a)  of all appointments of Officers made by the Directors;

          (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

          (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of Committees of Directors.

     69. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

     70. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                  COMMITTEES
                                  ----------

     71. (a) The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee.

     (b) Except as expressly limited by the Statute, the Memorandum of Association, these Articles of Association or as determined from time to time by the Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Company in the custody of the Secretary and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

     72. The Board of Directors, or any committee thereunto expressly authorized by the Board of Directors, by resolution adopted by a majority of the whole Board or committee, as the case may be, may designate one or more other committees, each such committee to consist of such person or persons as may be
designated by the Directors or appointing committee.   Except as expressly
limited by law or by these Articles or by resolution of the Directors or appointing committee, any such committee shall have and may exercise such powers and adopt such procedures as the Directors or appointing committee, as the case may be, may determine and specify in the resolution designating such committee.

                           PROCEEDINGS OF DIRECTORS
                           ------------------------

     73. Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum.

     74. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least seven (7) days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held; provided further if notice is given in person, by air courier, telegram, facsimile transmission, telex, cablegram or wireless the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 37 shall apply mutatis mutandis with respect to notices of meetings of Directors.

     75. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall a majority of the Board; provided, however, that if there shall be at any time only a sole Director the quorum shall be one.

     76. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

     77. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within thirty (30) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

     78. All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

     79. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

                        VACATION OF OFFICE OF DIRECTOR
                        ------------------------------

     80.  The office of a Director shall be vacated:

          (a) If he gives notice in writing to the Company that he resigns the office of Director;

          (b) If he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  If he is found a lunatic or becomes of unsound mind; or

          (d)  In the circumstances described in Article 57.

                             PRESUMPTION OF ASSENT
                             ---------------------

     81. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                         CERTAIN BUSINESS COMBINATIONS
                         -----------------------------

     82. (a) In addition to any approval by Members required by the Statute or any other law of the Cayman Islands, the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose, shall be required in order for the Company:

       (i)  to merge, consolidate or amalgamate with another company;

      (ii) to reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or

     (iii) to sell, lease or exchange all or substantially all of the assets of the Company;

provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, directly or indirectly, controls, as defined in Rule 405 under the Securities Act of 1933, as amended from time to time, of the United States of America.

     (b) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 82.

                                     SEAL
                                     ----

     83. Subject to the provisions of Article 2 hereof, the Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose; provided that the Company may have for use in any territory, district or place not situated in the Cayman Islands, an official seal which shall be a facsimile of the Common Seal of the Company with the addition on its face of the name of every territory, district or place where it is to be used; provided further that a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                   OFFICERS
                                   --------

     84. The Company may have a Chairman of the Board, Chairman of the Executive Committee and/or President and shall have a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other Officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

     85. A provision of the Statute or these Articles requiring or authorising a thing to be done by a Director and an Officer shall not be satisfied by its being done by the one person acting in the dual capacity of Director and Officer.

                             DIVIDENDS AND RESERVE
                             ---------------------

     86. Subject to the Statute, the Directors may from time to time declare dividends on shares of the Company outstanding and authorise payment of the same out of the profits of the Company, share premium account, or any other account permitted by the Statute, and may from time to time pay to the Members such interim dividends, as appears to the Directors to be justified by the financial condition of the Company.

     87. The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

     88. The Directors may declare that any dividend be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

     89.  No dividend shall bear interest against the Company.

                                CAPITALISATION
                                --------------

     90. The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                     AUDIT
                                     -----

     91.  The Company shall at each Annual General Meeting appoint an
Auditor or Auditors of the Company who shall hold office until the next Annual General Meeting and may fix his or their remuneration.

     92. The Directors shall fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor, unless fixed by the Company in General Meeting, shall be fixed by the Directors.

     93. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

     94. Auditors shall at the next Annual General Meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members make a report on the accounts of the Company in general meeting during their tenure of office.

                                    NOTICES
                                    -------

     95. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, air courier, cable, facsimile transmission or telex to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail where practicable.

     96. (a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of five (5) days after the letter containing the same is posted as aforesaid.

     (b) Where a notice is sent by air courier, cable, facsimile transmission or telex, service of the notice shall be deemed to be effected by properly addressing pre-paying and sending through a transmitting organisation the notice, and to have been effected at the expiration of forty-eight (48) hours after the same is sent as aforesaid.

     97. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

     98. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

     99. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

     (a) every holder of voting shares as shown in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

     (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares of record where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

Except as otherwise required by law or these Articles, no other person shall be entitled to receive notices of general meetings.

                     INDEMNITY AND LIMITATION OF LIABILITY
                     -------------------------------------

     100. (a) The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

     (b) The Board of Directors may authorise the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 101.

     (c) Directors of the Company shall have no personal liability to the Company or its Members for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law, or (iv) for any transaction from which a director derived an improper personal benefit.

                               BOOKS AND RECORDS
                               -----------------

     101. Without prejudice to Article 35(b), no Member shall be entitled to review the books and records of the Company, including without limitation, the Company's register of Members, without the approval of the Directors.

                                  FISCAL YEAR
                                  -----------

     102. Each Fiscal Year shall commence on 1st of October and end on the 30th September next following. At any time or times the Directors may prescribe some other period for any Fiscal Year.

                            AMENDMENTS OF ARTICLES
                            ----------------------

     103. Subject to the Statute, except as otherwise provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.